UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2006

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-948-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2006, the Board of Directors (the "Board") of Teleflex Incorporated (the "Company"), upon recommendation of the Governance Committee of the Board, approved the following changes in the compensation for non-employee directors of the Board:

• an increase in the annual retainer payable to the non-employee directors from $40,000 to $50,000, which will continue to be paid 50% in cash and 50% in shares of restricted stock;

• the addition of an annual stipend of $5,000 to be paid to the Chair of the Governance Committee; and

• an increase in the fee payable to non-employee directors for each Board and committee meeting attended from $1,000 to $2,000, provided that the fee for telephonic participation in meetings will be $1,000.

These changes are effective as of June 12, 2006.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 12, 2006, the Board approved certain restructuring initiatives that will affect all three of the Company's operating segments. These initiatives will involve the consolidation of operations and a related reduction in workforce at several of the Company's facilities in Europe and North America.

The Company has determined to undertake these initiatives as a means to improving operating performance and to better leverage the Company's existing resources.

The Company currently estimates that the total amount of one-time charges to be recorded in connection with the program is in the range of $12 million to $15 million before taxes, which it anticipates will be recorded over the next 6 months. The total charges include the following components:

• approximately $5.6 million to $6.5 million in connection with employee severance costs;

• approximately $1 million to $1.2 million in connection with contract terminations, primarily relating to leases;

• approximately $3.8 million to $4.9 million in connection with asset impairments; and

• approximately $1.6 to $2.4 million relating to other costs, including environmental, relocation and moving and other miscellaneous costs.

As the program progresses, management will reevaluate the estimated costs set forth above, and may revise its estimates and the accounting charges relating thereto, as appropriate, consistent with generally accepted accounting principles.

This report contains forward-looking statements, including, but not limited to statements relating to planned actions under the restructuring initiatives; costs expected to be recorded in connection with the initiatives; timing of the initiatives; and anticipated charges to be recorded over the next 6 months. Actual results could differ materially from those described in the forward-looking statements due to, among other things, unanticipated expenditures in connection with the initiatives; costs and length of time required to comply with legal requirements applicable to certain initiatives; unanticipated difficulties in connection with consolidation of manufacturing and administrative functions; and other factors described in the Company’s periodic filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

June 15, 2006	By:	Martin S. Headley

Name: Martin S. Headley
Title: Executive Vice President and Chief Financial Officer